Exhibit 99.1

INVESTOR PRESENTATION

2 Disclaimer: This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assi st interested parties in making their own evaluation with respect to a potential business combination between Open Lending, LLC (“O pen Lending”) and Nebula Acquisition Corporation (“Nebula”) and related transactions (the “Potential Business Combination”) and for no other purpose. This Presentation and an y o ral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to bu y, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potentia l B usiness Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any j uri sdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. No offer of securities shall be made except by means of a prospectu s m eeting the requirements of Section 10 of the Securities Act of 1933, as amended. This Presentation does not constitute either ad vice or a recommendation regarding any securities. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any ju risdiction where such distribution or use would be contrary to local law or regulation. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent pe rmitted by law in no circumstances will Nebula, or any of its respective subsidiaries, stockholders, affiliates, representati ves , partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentat ion , its contents (including the internal economic models), its omissions, reliance on the information contained within it, or o n o pinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third - party industry publicatio ns and sources as well as from research reports prepared for other purposes. Neither Nebula nor Open Lending has independentl y v erified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this Presentation are no t to construe its contents, or any prior or subsequent communications from or with Nebula or its representatives as investmen t, legal or tax advice. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Open Lending. R ecipients of this Presentation should each make their own evaluation of Open Lending and of the relevance and adequacy of the in formation and should make such other investigations as they deem necessary. Forward Looking Statements: Certain statements included in this Presentation are not historical facts but are forward - looking st atements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Fo rward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “pr edict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or t ren ds or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of other financ ial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or no t identified in this Presentation, and on the current expectations of Open Lending’s management and are not predictions of actual performance. These forward - looking statements are pr ovided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guara nte e, an assurance, a prediction or a definitive statement of fact or probability. Nothing in this Presentation should be construed as a profit forecast. Actual events and ci rcu mstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are be yon d the control of Open Lending. Some important factors that could cause actual results to differ materially from those in any forward - looking statements could include changes in domestic a nd foreign business, the potential effects of COVID - 19, market, financial, political and legal conditions. These forward - looking statements are subject to a number of risks and uncertainties; the inability of the parties to successfully or timely consummate the Potential Business Combination, includin g t he risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that cou ld adversely affect the combined company or the expected benefits of the Potential Business Combination or that the approval of the stockholders and warrant holders of Nebula and/or the equity holders of Open Lending for the Potential Business Combination is not obtained; failure to realize the anticipated ben ef its of the Potential Business Combination, including as a result of a delay or difficulty in integrating the businesses of Nebula and Open Lending; the amount of redemption requests m ade by Nebula’s stockholders; the ability of Nebula or the combined company to issue equity or equity - linked securities or obtain d ebt financing in connection with the Potential Business Combination or in the future, and those factors discussed in Nebula’s final prospectus dated January 9, 2018 and Annual Repor t o n Form 10 - K for the fiscal year ended December 31, 2019 and the Registration Statement (as defined below), in each case, under t he heading “Risk Factors,” and other documents of Nebula filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If the risks materialize or our assumption s p rove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may b e additional risks that neither Nebula nor Open Lending presently know or that Nebula and Open Lending currently believe are immaterial that could also cause actual results to diffe r f rom those contained in the forward - looking statements. In addition, forward - looking statements reflect Nebula’s and Open Lending ’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Nebula and Open Lending anticipate that subsequent events and developments will ca use Nebula’s and Open Lending’s assessments to change. However, while Nebula and Open Lending may elect to update these forward - loo king statements at some point in the future, Nebula and Open Lending specifically disclaim any obligation to do so. These forward - looking statements should not be relied upo n as representing Nebula’s and Open Lending’s assessments as of any date subsequent to the date of this Presentation. Accordi ngl y, undue reliance should not be placed upon the forward - looking statements. Use of Projections: This Presentation contains financial forecast information with respect to Open Lending. Such financial fo rec ast information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of si gni ficant business, economic, competitive and other risks and uncertainties. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation sh ould not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Important Information for Investors, Stockholders and Warrant holders In connection with the Potential Business Combination, Nebula Parent Corp. has filed a registration statement on Form S - 4, inclu ding a proxy statement/prospectus (the “Registration Statement”), with the SEC, which includes a preliminary proxy statement to be distributed to holders of Nebula’s common stock and warrants in connection with Nebula’s solicitation of proxies for the vote by Nebula’s stockholders and warrant holders with r esp ect to the Potential Business Combination and other matters as described in the Registration Statement and a prospectus relat ing to the offer of the securities to be issued to Open Lending’s stockholders in connection with the Potential Business Combination. After the Registration Statement has been decla red effective, Nebula will mail a definitive proxy statement/prospectus, when available, to its stockholders and warrantholders. In vestors and security holders and other interested parties are urged to read the proxy statement/prospectus, and any amendments thereto and any other documents filed with the SEC when the y become available, carefully and in their entirety because they contain important information about Nebula, Open Lending and th e Potential Business Combination. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/pros pec tus (when available) and other documents filed with the SEC by Nebula through the website maintained by the SEC at http://www .se c.gov, or by directing a request to: Nebula Acquisition Corporation, Four Embarcadero Center, Suite 2350, San Francisco, CA 94111. Non - GAAP Financial Measures: The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differ ently in, any proxy statement or registration statement to be filed by Nebula or Open Lending with the SEC. Some of the financial information and data contained in this Pr ese ntation, such as EBITDA and EBITDA Margin, has not been prepared in accordance with United States generally accepted accounti ng principles (“GAAP”). Nebula and Open Lending believe these non - GAAP measures of financial results provide useful information to management and invest ors regarding certain financial and business trends relating to Open Lending’s financial condition and results of operations. Ne bula’s management uses these non - GAAP measures to compare Open Lending’s performance to that of prior periods for trend analyses, for purposes of determining management incent ive compensation, and for budgeting and planning purposes. Nebula believes that the use of these non - GAAP financial measures provid es an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Open Lending’s financial measures with other similar comp ani es, many of which present similar non - GAAP financial measures to investors. Management of Nebula does not consider these non - GAA P measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that the y exclude significant expenses and income that are required by GAAP to be recorded in Open Lending’s financial statements. In ad dition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. In order to compensate for these limitations, management presents non - GAAP financial measures in conne ction with GAAP results. You should review Open Lending’s audited financial statements, which will be presented in Nebula’s preliminary proxy statement to be filed with th e SEC, and not rely on any single financial measure to evaluate Open Lending’s business. Participants in the Solicitation: Nebula and Open Lending and their respective directors and certain of their respective exec uti ve officers may be considered participants in the solicitation of proxies with respect to the Potential Business Combination und er the rules of the SEC. Information about the directors and executive officers of Nebula is set forth in its Annual Report on Form 10 - K for the fiscal year ended December 31, 2019. Additio nal information regarding the participants in the proxy solicitations and a description of their direct and indirect interest s, by security holdings or otherwise, will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained f ree of charge from the sources indicated above. Disclaimer

3 Introduction to the Presenters John Flynn President & CEO ▪ Previously the CEO at Washington Gas Light Federal Credit Union and the co - founder of Objective Advisors ▪ EY Entrepreneur of the Year 2019 Award Winner in Central Texas Ross Jessup CFO & COO ▪ Previously worked in public accounting with national firms such as Arthur Andersen and other regional firms ▪ Named one of Austin’s best CFOs in 2019 by Austin Business Journal Adam Clammer Nebula Co - Chairman & CEO ▪ Founding Partner of True Wind Capital ▪ Former Founder and Head of KKR Global Technology Group ▪ Boards include AVGO, GDDY, NXPI, JAZZ, MDTH, AEPI, and many private companies Brandon Van Buren Partner ▪ Previously served as an investment professional at Google Capital where he focused on growth stage technology investments ▪ Prior to joining Google Capital, worked as an investment professional at KKR 42 Years Experience 34 Years Experience 13 Years Experience 27 Years Experience

4 Table of Contents

5 Environment Update Forecast Revision Public Market Comparables Appendix

6 Specialized Lending Enablement Platform for the Near - Prime Market Powered by Proprietary Data , Advanced Decisioning Analytics , an Innovative Insurance Structure and Scaled Distribution $64.9m 2019A EBITDA ~50% 2019A - 2021E Revenue CAGR (1) $1.8bn 2019A Annual Loans Facilitated (2) 15+ Years of Proprietary Data 298 Active Automotive Lenders (4) ~$250bn 2018 Underlying Addressable Market (3) Introduction to Open Lending 2m+ Unique Risk Profiles 50%+ 2019A EBITDA margin (1) Revenue CAGR calculated using midpoint of high and low 2021 revenue estimates (2) Reflects actual loans through December. (3) Source: Experian, New York Federal Reserve. (4) Active automotive lender is defined as an automotive lender that issued at least one insured loan in the previous quarter.

Massive, Underserved Population

Open Lending ***Enables*** Banks, Credit Unions, OEM Captives and Other Financial Institutions to ***Profitably Lend*** to Traditionally Underserved ***Near-Prime Borrowers***



Lenders Protection
powered by OpenLending
~$250bn
2018 Underserved
Auto Loan Opportunity(1)
Lender Type
Banks / OEMs
Credit Unions
Finance Companies
Buy-Here Pay-Here
490
560
630
700
770
Credit Score

(1) Open Lending empowers its bank, credit union, and OEM captive customers to profitably lend to consumers with credit scores between 560 and 699.
(2) Note: Graph is illustrative.

7

8 Driving Value Creation Across the Entire Ecosystem Insurers Consumers Lenders Dealers OEMs x More Customers x Higher Loan Volumes x CECL Relief x Lower Risk x Customer Satisfaction & Retention x Increased ROA x Increased Sales x Customer Satisfaction x More Financing Options x Higher Retention x Increased Car Sales x Optimized Sales Process x Better Financing Options x Quicker Underwriting x More Approvals x Higher Loan Amounts x Better Rates x Appropriate Down Payments x Top - Line Growth x Diversified Risk x Consistent Flow x Increased ROE

Typical Loan Workflow


Indirect
Consumer
Dealer
Direct
Our Customer is the Lender
Lender Loan Origination System
Approval
~5 seconds
Lenders Protection
powered by OpenLending
Return all-in rate for insured loan

Open Lending generates ***~$1,161 in revenue per loan***[1] and ***does not provide funding*** or ***take any balance sheet risk***

(1) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union, bank and OEM customers based on 2019, prior to impacts of COVID or other temporary adjustments.

9

Compelling Investment Thesis Intact

1 Substantial Market Opportunity

- **Expanding and underserved** market opportunity with strong secular drivers with <1% share[1]
- Opportunity to **accelerate market share gains** as credit unions prove resilience
- Currently ~$250bn underlying market with current solution; expanding market as consumers enter near prime

2 Attractive Business Model

- **~$1,161 revenue per loan** on Lenders Protection Program[2] **without taking any balance sheet risk**[3]
- **Considerable barriers to entry;** 15+ years of proprietary data and 5-second underwriting decisions
- Lack of consumer acquisition and distribution costs **increasingly relevant**

3 Significant Growth Opportunities

- New customer growth and penetration expected to **outweigh impact** of slower economic growth
- Near-term drivers of **attainable** growth, guidance does not reflect potential OEM upside

4 Resilient Model Through Cycles

- Lending partners offer **low cost solution** in a large market, business model with **no loss exposure**
- **Compelling solution for lenders seeking to mitigate risk** during uncertain market conditions
- Historically recessions have seen a net increase in near prime consumers, increasing the addressable market

5 Experienced Management Team

- Visionary management team with **deep domain expertise,** selectively growing already strong team
- Large financial commitment to transaction even more relevant today

6 Compelling Financial Profile

- **53% 2019A to 2021E Cert CAGR, $125-168m 2021E EBITDA, 69.9% 2019 EBITDA[4] margin**
- Base of 298 active automotive lenders[5] lenders with **100%+ net retention**[6]

(1) Based on $1.76bn loans facilitated in 2019, out of underlying TAM of $250bn of annual near-prime auto lending.
(2) *The Lenders Protection Program (which we commonly refer to as "Lenders Protection"), prior to impacts of COVID or other temporary adjustments*
(3) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union, bank and OEM customers based on 2019, prior to impacts of COVID or other temporary adjustments.
(4) EBITDA reconciliation of net income to consolidated adjusted EBITDA on page **54**
(5) Active automotive lender is defined as an automotive lender that issued at least one insured loan in the previous quarter.
(6) Based on net retention over last 4 years, where each year had over 100% net retention

10

11 Not Near - Prime 57% Near - Prime 43% Financed 69% Not Financed 31% ~$250bn Significant, Underserved Market Segment New 54% Used 46% (1) Represents 2018 data. (2) Source: Experian, New York Federal Reserve. $584bn loan originations in 2018 Underlying Market Substantial, Underserved Population Financing for Auto Purchases 1

Specialized B2B Model

Open Lending's Client is the Lender

- ✓ Proprietary, cloud-based platform links customers, individual loans, portfolios and Loan Origination System (LOS) platforms
- ✓ Integrated with 20+ third-party LOS platforms
- ✓ ~5 second decisioning and interest rate pricing


Consumer
Indirect
Dealer
Lender
Direct
Lender
OpenLending

Do Not Directly Serve Dealers or Consumers

- ✓ No consumer acquisition costs for enabling loans
- ✓ Dealer or lender originates and communicates with the borrower
- ✓ Automated loan fulfillment available
- ✓ Consumers, dealers and lenders share in the benefits

Specialized B2B Model With ***No*** Consumer Acquisition & Distribution Costs in Enabling Loans

12

Attractive Fee and Profit Share Revenue Model

Today, Open Lending Generates ~$1,161 in revenue per Loan(1) on Average Comprised of ***Program Fee***, ***Admin Fee*** and ***Insurance Profit Share***



Consumers
Monthly Payments
Access to Credit
Lenders
Insurance Premium
Default Protection
Insurers

Program Fee (~$470) ①
- Fee based on the initial loan amount
- Recognized upfront and for majority of loans is paid upfront

Administration Fee (~$65) ②
- Fixed % fee of monthly earned insurance premium
- Paid monthly over the life of the loan

Profit Share (~$626) (1) ③
- Fixed % of the monthly underwriting profit for all lenders
- Recognized upfront and received from carrier over the term of the loan



Lenders Protection
1 Program Fee
Proprietary Score – All-in Rate for Borrower
2 Admin Fee
3 Profit Share
Premium Growth, Uncorrelated Risk
openLending

Direct model shown above. For indirect model, dealers interact with consumer.

(1) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union, bank and OEM customers based on 2019, prior to impacts of COVID or other temporary adjustments.

13

Illustrative Unit Economics Summary



Average Loan Principal ~$23,000
Interest Breakdown
Insurance Premium Breakdown
Open Lending Revenue ~$1,161(1)
~$23,000 Principal
Expected Interest Considering Defaults and Prepayments
Program Fee
Lender Costs & Profit
Insurance Premium
Administration Fee
Insurance Broker
Insurance Carrier
Underwriting Profit
Budgeted Losses
~$65 Administration Fee
~$626 Profit Share
~$470 Program Fee

(1) Based on ~$23k average loan amount, consistent with Open Lending enabling loans. Represents illustrative unit economics for credit union, bank and OEM customers based on 2019, prior to impacts of COVID or other temporary adjustments.

14

15 Robust, Risk Based Model is a Key Competitive Advantage Data FICO Bands Term LTV Make and Model of Vehicle Mileage Credit Thickness Long History (Across the Credit Cycle) Alternative Data CECL Relief Over 2 Million Unique Risk Profiles 2 Risk Based Pricing Means That for Each Loan Open Lending Considers Numerous Data Points on the Consumer, the Loan Terms, and the Vehicle to Evaluate the Risk of Loss for the Individual Loan

Open Lending's Risk Based Pricing

Open Lending's ***Proprietary, Algorithmic, Risk Based Pricing Model*** Leverages ***Proprietary and Third-party Data*** Sources to Analyze the Risk and Potential Loss for Each Loan

1 Proprietary and detailed database of $7bn+ near prime loans across 15+ years

3 **Lenders Protection Score**
Proprietary Open Lending score based on both internal and external data

2 Extensive third-party data on borrowers, vehicles and loan attributes(1)



DMS
experian
LexisNexis
TransUnion
EQUIFAX
Loan Application
Borrower Data
Vehicle Data
Loan Terms
Default Severity
Default Frequency
Prepayment Risk
Lender Parameters
Cost of Funds
Return Target
Servicing Costs
%

100% Automated Risk Model Differentiates **2 Million** Permutations of Vehicle / Borrower Characteristics & underwrites in **~5 seconds**

99.1% Default Predictability

All-in Rate That Incorporates Servicing, Capital, and Insurance Policy Costs

(1) Logos are representative.

16

17 Open Lending’s Risk Decisioning has Demonstrated Impressive Accuracy 2010 to 2019 Claims Analysis (1) % of Clients Within Target Yield (2010 - 2018) The Accuracy of Open Lending’s Model has Enabled over 90% of Lenders to Achieve within 10% of or Greater than their Target Yield 21,579 Expected 21,316 Actual 99% Accuracy Over Target 82.6% 90 - 100% of Target 10.3% 80 - 90% of Target 4.6% Under 80% of Target 2.5% (1) As of December 2019. 2

Strong Value Proposition for Insurance Partners

Payment Flows



Premium
Insurance Broker
Premium
Insurance Coverage
Lender
Insurer
Loss Payment
Admin Fee
Program Fee
Open Lending
IAS Subsidiary
Open Lending
Lenders Protection Subsidiary
Profit Share to Open Lending

Insurer Value Proposition

Profitable

- ✓ Attractive underwriting profitability
- ✓ Low correlation to traditional P&C insurance risks
- ✓ Complete turnkey product for the insurer with little overhead cost

Strong Relationships

- ✓ Carriers rely on Open Lending's underwriting that has delivered excellent results to carriers for years
- ✓ Exclusive agreements run through 2023 with each carrier

Financial Stability

- ✓ "A" ("Excellent")(1) rated carriers
- ✓ Minimum credit rating required
- ✓ $84bn of assets(2), (3)

Significant Appetite to Expand

Key Partners

CNA (since 2017)

AmTrust (since 2009)

(1) Source: A.M. Best.
(2) Based on CNA's 2020 Q1 10-Q company filing.
(3) Based on AmTrust Q3 2018 10-Q company filing (last recent publicly available disclosure).

18

Strong Value Proposition to National Network of Credit Unions & Banks

National Footprint

298 Active Automotive Lenders[(1)]

50 States

$7bn+ Loans Facilitated



23% of 2019A Cert Count
15% of 2019A Cert Count
11% of 2019A Cert Count
29% of 2019A Cert Count
22% of 2019A Cert Count

Value Proposition

Uplift in Loan Originations

- ✓ Open Lending's goal is to expand the ranges of credit scores and loan-to-value (LTV) where lenders can profitably underwrite loans allowing them to increase application flow
- ✓ Large distribution channel with access to millions of new consumers
- ✓ Broaden credit appetite without additional risk

Improved Lender Retention

- ✓ Enables lenders to position themselves as leaders in pricing accuracy
- ✓ Greater membership satisfaction and loyalty

Increased Profitability in Near Prime Auto

- ✓ Accurate pricing results in higher yields on near prime auto loans
- ✓ Effectively accounts for embedded costs incurred by lenders in risk adjusted rates
- ✓ High ROA & default protection with no changes to servicing operation
- ✓ Provides CECL relief

Representative Lenders

Amarillo National Bank | RBFCU rbfcu.org | PENFED CREDIT UNION | AltaOne FEDERAL CREDIT UNION

(1) Active automotive lender is defined as an automotive lender that issued at least one insured loan in the previous quarter.

19

OEM Captive Opportunity Overview

3

OEM Value Proposition

Increase Sales and Support Values

- ✓ Facilitate new car sales by expanding credit to near-prime consumers where they are not competitive today
- ✓ Support car values by increasing financing availability for used vehicles

Material New Fee Revenue Stream

- ✓ Greater earnings and ROA to captives with credit performance, net of default insurance payments, comparable to prime loan
- ✓ Leverage existing infrastructure and network to generate low risk revenues

Develop Brand Loyalty

- ✓ Increase repeat buyers by keeping customers in the captive customer ecosystem, capitalizing on loan life milestones to localize the customer
- ✓ Expands relationship with dealers
- ✓ Helps dealers accept more trade-ins at higher values and minimizes off-lease residual risk

OEM Captive Opportunity

Large Captive OEMs represent 15+ Individual Opportunities…

Example OEM Captives	YTD Unit Volume(1)
TOYOTA FINANCIAL SERVICES	698,807
AMERICAN HONDA FINANCE	468,331
GM FINANCIAL AMERICREDIT	448,596
FORD MOTOR CREDIT	391,670
NISSAN INFINITI FINANCIAL SERVICES	269,792
HYUNDAI CAPITAL AMERICA	140,041

…Each with Significant Revenue Potential

Single Captive Revenue Opportunity(2) **$30m-$100m+**

Addressable OEM Captive Market Opportunity for Open Lending(2) **$1bn+**

(1) Source: AutoCount. YTD period is January 2019 – October 2019
(2) Based on management estimates.

20

21 » Increase OEM Captive Penetration Significant Growth Opportunities Near Term 3 Medium Term Long Term Existing Products and Current Services Offered » Expansion of Lender Base and Capital » Expansion into Adjacent Asset Classes (e.g., leases) » Establish Broader Auto Platform (e.g., hub and spoke) » New Geographies » Expansion into Other Consumer Asset Classes » New Channels » Prime Decisioning

Open Lending's Resilience in a Recession

4

Consumers

1. People still need to go to work: auto sales rebounded quickly during 2008 recession, particularly for used vehicles[(1)]
2. Auto financing is still needed and limited financing options exist, particularly for near-prime
3. Many consumers are in near-prime

Constant or greater demand for auto loans from near-prime consumers[(6)]

Lenders

1. Realize benefits from Lenders Protection – **90%** of lenders hit their return targets through the financial crisis
2. Credit Unions are resilient lenders, seeing deposit bases grow and expanding loan portfolios[(6)]
3. Increased risk aversion and desire to reduce credit risk as demonstrated from Open Lending's growth during the 2008 recession of **200%** YoY in monthly cert volume[(2)]

Relatively stable credit union deposit base and higher demand for insurance[(6)]

Insurers

1. During 2008 recession **~30%** increase in losses[(3)] – consistent with auto lending and ABS markets that are more stable than other asset classes[(4)]
2. Today, would require **100%+** increase in claims to suffer a loss[(5)]
3. Benefit from potentially higher post-recession profitability in excess of existing ROEs today

Insurers remain profitable and poised to benefit soon after a downturn[(6)]

OpenLending

✓ Resilient to downturn ✓ Remain highly profitable ✓ Significant growth opportunity

(1) Used car sales by Franchise and Independent dealers represented ~14 million units in 2006 and nearly 14 million units in 2011; Source: Manheim.
(2) Monthly certs increased by 200%+ YoY from late 2007 to late 2008.
(3) Reflects annual default frequency / average loan count outstanding; loans outstanding is based on defaults and prepayments reported to Open Lending by lenders.
(4) "Our Ratings on the 2006 –2008 vintage held up well as the economy progressed through the recession with only 6 amortizing auto loan ABS transactions out of 180 downgraded for poor performance and no defaults." –S&P Global Ratings.
(5) Based on YTD as of August implied loss ratio from insurer ceding statements that include earned premium paid losses and reserves.
(6) Based on dynamics observed in the 2008 recession as described above; actual recession performance in the future may differ.
For additional information, please see supplemental 8-K.

22

23 Deep Bench of Experienced Management 5 Steve Martin VP, Insurance Sales Julie Nielsen VP, Channel Partnerships Sarah Lackey SVP, IT Operations David Rodriguez VP, Software Development Stephanie Dawson VP, Account Management Kenn Wardle Chief Risk Officer Chris Silk SVP, Sales Eastern Region Drue Goodale VP, Lending Services Matt Roe Chief Revenue Officer Tom Rice SVP, Sales Western Region Ryan Collins CIO/CTO

Key Competitive Advantages

Sophisticated Technology

- ✓ Multi-tenant architecture
- ✓ Geo-diverse, Hot-Hot Data Centers
- ✓ 5 second underwriting decisions
- ✓ Robust internal reporting
- ✓ 2m+ unique risk profiles
- ✓ SOC 2 certification

Proprietary Data Assets

- ✓ 15+ years of proprietary loan data across 250k funded loans
- ✓ Detailed database of $7bn+ near-prime loans across the cycle, which includes $1.3bn of loans during the financial crisis

Carrier Relationships

- ✓ Highly rated insurance partners
- ✓ Exclusive relationships
- ✓ Reliance on Open Lending data, modeling and claims
- ✓ Fully integrated with insurer
- ✓ Established track record

Lender Relationships

- ✓ 298 active automotive lenders[(1)]
- ✓ Tailored pricing
- ✓ Embedded relationships
- ✓ Integrated with 20+ Loan Origination Systems
- ✓ Automatic loan fulfilment

Regulatory Know-How

- ✓ Proven success in highly regulated industry
- ✓ Established framework with regulators
- ✓ Collateral type and loan code specific to Lenders Protection
- ✓ Credit Bureau preferred vendor rating

Open Lending has built a ***sophisticated network*** across the ***value chain*** to secure a ***best-in-class offering***

(1) Active automotive lender is defined as an automotive lender that issued at least one insured loan in the previous quarter.

24

25 25,880 37,127 51,272 68,439 3,301 5,663 5,416 9,995 29,181 42,790 56,688 78,434 127% 127% 120% 121% 2016A 2017A 2018A 2019A Certs from Existing Lenders Certs from New Lenders Net Retention Consistent, Strong Growth in Certified Loans (1) (1) Net Retention represents the total year over year increase / decrease from existing clients, including both attrition and org ani c growth. 39% 2016A - 2019A Cert CAGR

26 $48 $63 $93 2017E 2018E 2019A Attractive Financial Metrics % YoY Growth ~31% ~47% $33 $40 $65 68% 64% 70% 2017E 2018E 2019A EBITDA EBITDA Margin EBITDA Growth ~21% ~62% 1) The 2017 and 2018 revenue and EBITDA figures provided above are illustrations and are not intended to be understood as actual re ported financial results. The 2017 and 2018 revenue and EBITDA numbers are Management's estimates of 2017 and 2018 revenue and EBITDA had they been prepared in accordance with ASC 606; and do not refl ect actual results. 2) 2019 metrics reflect audited financial metrics. Estimated and Actual Revenue ($m) Estimated and Actual EBITDA ($m) (2) (2) (1) (1) (1) (1)

27 Business Overview Forecast Revision Public Market Comparables Appendix

Open Lending Q1 Update

Q1 Ahead of Plan

- Record quarterly cert[1] originations of ~28k certs in Q1 2020, representing 65% YoY growth
- In mid-March Open Lending successfully raised $170mm in debt financing

Swift Response to Challenged Economic Environment

- Implemented changes to underwriting model – largely took effect by April 1
  - Tightened underwriting standards and increased premiums[2]
- Enhanced focus on Refinance Program to drive additional cert volume

Open Lending and Partners Strongly Positioned

- Credit union and bank lenders are well capitalized and expected to have ample liquidity
- Insurers modestly impacted relative to other industries and anticipating profitability through 2020
- Increase in near-prime borrowers and greater demand for default insurance during the last recession could indicate increased demand for lenders protection to come
  - Open Lending's focus on the used car market and low-cost of capital lending partners is a key competitive advantage that is more relevant than ever

Revised Guidance

- 2020 Guidance: $89M - $108M Revenue ((4%) to 17% YoY Growth); $54M - $70M EBITDA (60% to 65% EBITDA margins)
- 2021 Guidance: $184M - $234M Revenue (87% to 137% YoY Growth)[3]; $125M - $168M EBITDA (68% to 72% EBITDA margins)

(1) Cert defined as certified loan that Open Lending originates
(2) Premium increase via model change involving vehicle values that results effectively results in higher premiums
(3) YoY growth based on mid-point of 2020 guidance range

28

Strong Q1 2020 Certs Exceeded Budget

Certs Originated



+65% YoY Growth
28,024
16,945
Q1 19
Q1 20

Commentary

- Cert growth driven by OEM Captives and new credit union and bank lenders
- OEM captive lenders continued to expand Lenders Protection to new dealers
- Launched 2nd phase of existing OEM captive lender, go-live in branded used car OEM dealership channel
- 17 new lenders went live in the quarter (21% YoY growth)(1)
- 20 new lenders have signed but are not yet implemented(2), representing 16,000+ annual cert opportunity once fully onboarded
- Strong pipeline of new credit union, bank, and OEM captive opportunities
- Only 7 lenders(3) that originated certs in December 2019 did not originate any certs in April 2020

Strong Q1 2020 certs exceeded budget

(1) 14 lenders launched in Q1 2019; growth is measured on a quarterly basis
(2) Lenders closed in Q4 2019 and Q1 2020 that have signed
(3) Refers only to lenders that originated 5 or more certs in December 2019

29

30 Multi - Pronged Response to Covid - 19 Working with Our Partners Underwriting Changes Strategy ▪ Insurance partners have allowed 90 - day payment deferrals upon request from our lending partners ▪ Lenders are providing accommodations to allow consumers to stay current on their loans, including suspending involuntary repossessions during stay in place orders ▪ Despite environment, credit unions continue to lend broadly, helping to fulfill the needs of their communities ▪ Refinements have generally yielded increased profitability across the loan book for insurers ▪ We expect our unit economics to improve by 7%+ (3) , even accounting for the impact of increased economics stress. Increase driven by a combination of: ▪ Tightening underwriting standards ▪ Improved competitive dynamics ▪ Move towards higher value customers ▪ Tightened underwriting standards include: ▪ Increased premiums (1) ▪ Updating algorithms for changes in used vehicles values ▪ Revamped income verification thresholds and payment to income ratio ▪ Enhanced focused on direct lending and refinance channels ▪ Refinance applications have jumped by ~20% (2) ▪ Refinance is 100% virtual, with ease of customer access in reduced interaction environment ▪ Refinance applications are less risky when compared to indirect loans from dealerships ▪ Direct loans exhibit similarly strong performance characteristics as a result of deep customer relationships at the lender level (1) Via model change involving vehicle values that results effectively results in higher premiums (2) From March 2020 to April 2020 (3) Over period of economic stress when there is more risk that warrants increased in pricing

31 Recent Underwriting and Pricing Actions to Adapt to Economic Environment Underwriting refinements aim to ensure Lenders Protection is well positioned in a changing economic atmosphere Adjustment Reason for Mitigation Open Approval Window 45 days to 30 days Lower performance on loans closing within 30 - 45 day window Payment Deferrals Up to 90 days Allow customers to remain with vehicles and maximize lifetime payments Proof of Income Requirements for Refi Raising LP Score thresholds Mitigate fraud and/or attempts to refinance a vehicle loan with no job Payment to Income Ratios Reducing Maximum PTI Eligibility for certain lenders Increasing PTI surcharge pricing for certain lenders Past performance has indicated the higher the PTI the riskier the loan Vehicle Value Discount 95% of clean trade and wholesale values Stay ahead of the market trends Note: All changes don’t apply to all lenders

32 Refinance Opportunity for Near - Prime Borrowers to Lock - in Lower Rates ▪ Refinancing opportunity with near - prime consumers to allow them to lock in a lower rate ▪ Particularly in these times, helping the average consumer save money is important to us ▪ Refinance process can be completed 100% virtually ▪ Launched internal initiatives with sales and account management teams to market refinance program capabilities ▪ Our turnkey refinance program is unique value proposition for non - auto lenders ▪ Work with existing Open Lending marketing partners on specific marketing campaigns ▪ Servicing by third parties ▪ Fully turnkey for the lender ▪ Several existing lenders have launched new refinance programs ▪ 28 new opportunities in various stages and 12 new leads generated between March 1 st and April 30 th ▪ 46 Refinance lenders in the pipeline as of April 30 th Refinance Certified Loans Originated Summary Launching new refinance partners and marketing programs to continue to grow refinance certs 380 1,007 Apr. 2019 Apr. 2020 +160% YoY Growth

OEM Roll-Out and Account Performance Update

OEM Captive Certs(1)


Phase 2: Additional Used Car Rollout
Launched in branded used car OEM dealership channel ahead of plan
Phase 3: New Car Rollout
Active implementation efforts ongoing
16,800
28,740
30,828
31,344
47,772
20,000+
50,000+(2)
Nov. '19A RR
Dec. '19A RR
Jan. '20A RR
Feb. '20A RR
Mar. '20A RR
2020E
2020E YE RR

Key Commentary

- OEM captive cert originations were strong in Q1, demonstrating tremendous growth prior to COVID-19
- In the first quarter, the lenders continued to expand use of Lenders Protection geographically and across businesses
    - Early Phase 2 results showed signs that the OEM opportunity could be larger than previously anticipated
- March run-rate OEM certs exceeded previous full-year OEM cert guidance by more than 20,000
- OEM Captive #1 expanded nationwide in mid-April while nearly doubling the number of dealer applications received from March to April
- OEM Captive #2 is withdrawing capital from near-prime lending that will likely result in lower certs over the coming months
- Multiple OEM opportunities in pipeline for launch as early as 2021

(1) Based on 2020 actual results for Q1 and management estimates for the balance of 2020.
(2) Based on management estimates for December 2020

33

34 Insurance Partner Remain Highly Engaged Partner Since 2017 Partner Since 2010 (1) Source: A.M. Best. (2) Based on CNA’s 2020 Q1 10 - Q company filing. (3) Based on AmTrust Q3 2018 10 - Q company filing (last recent publicly available disclosure). x Exclusive agreement through 2023 x Financial Strength Rating of “Excellent”; Outlook “Stable” (1) x $26bn of assets (3) x Exclusive agreement through 2023 x Financial Strength Rating of “Excellent”; Outlook “Stable” (1) x $58bn of assets (2) Line of Business Specialty - Management & Professional Liability Specialty - Warranty & Alternative Risks Commercial – Middle Market Top 3 Lines of Business by Revenue (2) Top 3 Lines of Business by Revenue (3) Line of Business Workers' compensation Warranty Commercial auto and liability, physical damage Significant appetite to expand remains unchanged

35 Lending Partner Sentiment in the Current Environment Lenders are more enthusiastic about Lenders Protection than ever and have exhibited resilience to market forces “Lenders Protection continues to be an important part of our risk mitigation strategy related to COVID19 but also to help alleviate some of the decrease in production we have seen from declining application volume in our overall auto lending programs” - Vice President of Lending, Top 5 Credit Union Customer, April 27 th , 2020 “Open Lending has been an integral part of our business model … we are now opening our lending channel focus with them through their Refinance Program” “The data analytics and expertise Open Lending has built over the past 19 years gives us greater confidence in our current lending strategy” - Vice President of Lending, Top 10 Credit Union Customer, April 21 st , 2020 “Through our experience with recessions… we’ve discovered that maintaining our level of lending services with trusted partners like Open Lending has given us the ability to be leaders in our communities during uncertain times” - Chief Lending Officer, Top 100 Credit Union Customer, April 27 th , 2020 Key Takeaways ▪ Even with the impacts of Covid - 19 many of our lending partners generally remain open for business ▪ Credit unions’ mandate to serve their communities has supported more resilient origination volumes, when compared to other channels ▪ Lenders Protection is an important risk mitigation strategy during uncertain times ▪ Lenders are selectively expanding the proportion of new loans covered by Lenders Protection “The team has been proactive during the pandemic and has provided my team with solutions to match these unprecedented times ” - Chief Lending Officer, Top 10 Credit Union Customer, April 29 th , 2020

36 Potential Growth Opportunity and Investment Upside ▪ Significant growth opportunity due to anticipated pent up demand and enhanced focus on private modes of transportation resulting from health concerns v Open Lending is primed for significant growth as economy reopens ▪ Macroeconomic instability combined with FICO 10’s rebalancing of credit scores could potentially enlarge the near - prime consumer universe, thereby potentially increasing the size of Open Lending’s total addressable market v ▪ Long - term business model and attractive value proposition to lending partners remains unchanged v ▪ Low rates and dealer incentives may cause lenders to seek higher yielding auto loans while taking steps to mitigate credit risk v ▪ Significant cert volume upside is still achievable with current OEM partners and new opportunities in the pipeline v Note: The statements provided on this slide represent the views of True Wind Capital Management , L.P. and are not to be unde rst ood as statements of fact

37 Business Overview Environment Update Public Market Comparables Appendix

38 Updated Guidance Range 2020E 2021E Prior Guidance (Jan ‘20) Revised Guidance - Low Revised Guidance - High Prior Guidance (Jan ‘20) (1) Revised Guidance - Low Revised Guidance - High Total Certs 142k 85k 101k n/a 161k 206k % Growth (2) 81% 8% 29% n/a 73% 122% Revenue ($mm) $158 $89 $108 $206 - 237 $184 $234 % Growth (2) 70% (4%) 17% 30 - 50% 87% 137% EBITDA ($mm) $109 $54 $70 $144 - 178 $125 $168 % Growth (2) 73% (17%) 8% n/a 102% 172% % Margin 68% 60% 65% 70 - 75% 68% 72% Operating Cash Flow (3) ($mm) n/a $34 $41 n/a $81 $111 (1) 2021E prior guidance implied from range of 30 - 50% YoY growth and 70 - 75% margins given at time of announcement (2) 2021 YoY growth based on mid - point of 2020 guidance range (3) Operating Cash Flow - > defined as EBITDA - Capex - increase in contract assets +/ - change of ASC 606 estimates adjustment

39 - 500 1,000 1,500 2,000 2,500 3,000 Feb 02 Feb 09 Feb 16 Feb 23 Mar 01 Mar 08 Mar 15 Mar 22 Mar 29 Apr 05 Apr 12 Apr 19 Apr 26 Signs of Cert Stabilization and Rebounding in Recent Weeks Weekly Cert Originations Feb 2 nd – May 2 nd Certs appeared to stabilize in recent weeks Note: Reduction in OEM volumes expected over coming months but expected to rebound Monthly Certs had increased ~50% due to new lenders, OEMs, and seasonality Weekly Certs have declined 59% from peak origination in early March before appearing to bottom out in Mid - April Certs have reached weekly minimum on 4/15 and have since started to slowly rise

40 Revised Certs Forecast # in 000 Monthly Certs 2020 Second half of the year forecasted to experience tempered rebound in cert volumes by year - end Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec - 2 4 6 8 10 12 14 16 Thousands Actuals Prior Guidance (Jan '20) High Low Total 2020 Certs % of Prior Guidance 142 k 100% 101 k 71% 85 k 60% ▪ Assumes initial state re - openings beginning in May / June ▪ Expectation of severe economic downturn through end of year ▪ Expectations that the world economies and markets stabilize in early 2021 ▪ High case differs in that it assumes quicker macro recovery and sooner OEM ramp - up vs. the low case Key Factors of Cert Volume Growth ▪ Pent - Up Demand: Consumers have been unable to go to the dealership ▪ Used Car Sales: Expected shift to used cars due to recessionary pressures and reduced new car production ▪ Lender Recovery: Our business is concentrated in lenders (2) that fared well during the last Financial Crisis and have capital to deploy ▪ Accelerated Pipeline: Robust lender pipeline that are pending launch and in advanced marketing stages Scenario Assumptions (1) (1) Scenario assumptions are consistent for high and low case unless specified in assumption (2) Open Lending’s lenders refer to credit unions

41 2020 / 2021 Certs Forecast Certs Forecast The second half of the year is forecasted to bring monthly cert volumes closer to the original 2020 budget by year - end 85,000 161,000 78,434 101,000 206,000 2019A 2020E 2021E

42 Cert Forecasts Assume Modest Additional Certs Over Current Run Rate (1) April run rate ~4,800 net of OEM 2 certs 32,779 38,400 13,755 84,934 April YTD April Runrate Through YE Additional Certs Above RR 2020 Low Case Cumulative Certs 32,779 71,179 84,934 84,934 32,779 38,400 29,682 100,861 April YTD April Runrate Through YE Additional Certs Above RR 2020 High Case Cumulative Certs 32,779 71,179 100,861 100,861 (1) Low Case High Case (1) Monthly Run rate Certs May Jun Jul Aug Sep Oct Nov Dec Low 46,496 50,116 56,359 66,379 80,832 96,672 107,025 120,385 High 52,470 57,155 64,461 85,575 110,584 133,860 153,076 158,203

Forecast Assumptions for Key Performance Parameters

Forecast Adjustment Factors

Month[(2)]	Prepay Stress (%) [(3)]	Default Frequency Stress (%)	Severity Stress (%) [(1)]	Effective Premium Increase (%) [(4)(5)]
April 2020	0%	0%	0%	15%
May 2020	0%	0%	0%	15%
June 2020	-15%	0%	0%	15%
July 2020	-15%	25%	33%	15%
August 2020	-15%	35%	33%	15%
September 2020	0%	35%	33%	15%
October 2020	0%	35%	28%	15%
November 2020	0%	30%	23%	15%
December 2020	0%	25%	18%	15%
January 2021	10%	20%	13%	13%
February 2021	10%	15%	8%	12%
March 2021	10%	10%	0%	10%

Summary

Stress adjustment factors are considered for profit share revenue from new loans, as well as to adjust the receivable associated with originations from prior to the current period

Default Frequency Stress

- We assume that the market will begin to open in June and defaults / severity will be felt in August
- Increased default frequency is intended to reflect 2008 near prime experience; we assume that this will begin in July and peak for 3 months in August before normalizing

Severity Stress

- We expect an additional loss severity adjustment incremental to default increase due to high repossessions and a drop in demand during an anticipated downturn through the end of the year
- We anticipate high repossessions partially as a result of the accumulation from several months where lenders were unable to repossess

Prepayment Adjustments

- For the portfolio, we expect a slow down in prepayments for the insurer of 2020 as customers are going back to work and creating more certainty in their paycheck reliability
- For new vintages, we assume an additional 10% increase in prepayment rates that extends for the life of the loans due to higher interest rates associated with loans originated through the end of the year

Premium [(4)]

- Due to Open Lending loss modeling assumptions implemented at the end of March 2020, we expect that premium rates on new vintages from April 2020 onward will be effectively 15% higher
- We anticipate that a 15% higher premium will correlate to a ~75 bps increase in interest rate to the consumer

(1) Base severity adjustment of 2.3%
(2) Stresses starts at month 4 (Q2 2020) – month 4 correlates to April 2020
(3) Note for vintages through 2020, prepayment increase modeled to last to term due to higher contract rate to the consumer
(4) Applicable to loans originated in these months over the lifetime of the loan; premium increase declines linearly through the year; via model change involving vehicle values that results effectively results in higher premiums
(5) Via model change involving vehicle values that results effectively results in higher premiums

43

Impact of COVID Rate Changes on Revenue Streams

Unit Economics By Revenue Stream(2)

Revenue Stream	Unadjusted Unit Economics	Without Premium Increase: COVID Adjusted Unit Economics	Without Premium Increase: % Change	With Premium Increase(1): COVID Adjusted Unit Economics	With Premium Increase(1): % Change
Program Fee	~$470	~$470	-	~$470	-
Administration Fee	~$65	~$65	-	~$65	-
Insurance Profit Share	$626	$522	(16.5%)	$714	14.1%
Total	~$1,161	~$1,057	(8.9%)	~$1,249	7.6%

Summary

- Figures are based on Q2 2020 unit economics
  - Includes a period of stress beginning in Q2 2020 with reversion to a normalized economic environment for the remainder of the loan term
- Unit economics for new loans are expected to increase, driven by insurance revenue streams that benefit from recent modeling updates implemented throughout the loan term
- Initially unit economics drop significantly due to the economics stress environment, but that allows premiums to be increased (1)
  - No adjustments to program fee due to COVID
  - Higher loss frequency and severity anticipated result in increase in loss activity; recent changes to risk modeling more than offset reductions from loss activity
- ~$12mm ASC 606 change in estimate taken in Q1 2020; change in estimates implemented due to change in economic conditions resulting in adjusted expected cash flows from historical vintages

Note: COVID adjusted unit economics based on Q2 2020 loan characteristics and weighted on high cert case in Q2 2020
(1) Via model change involving vehicle values that results effectively results in higher premiums
(2) Represents total expected unit economics over the average loan lifetime

44

Illustrative Underwriting Profit Economics and Profitability

Insurance Underwriting Profit Components Over Loan Lifetime									
Item	% of Premium			Unit Economics			% Change to Historical		
	Unadjusted Unit Economics for COVID Stress or Premium	COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase [3]	Unadjusted Unit Economics for COVID Stress or Premium	COVID Stress Scenario w/o Premium Increase[4]	COVID Stress Scenario w/ Premium Increase [3]	COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase [3]
Earned Premium	-	-		$ 2,158	$ 2,150	$ 2,453	(0%)	14%
(-) Incurred Losses	48%[2]	54%	48%	$ 1,030	$ 1,167	$ 1,167	13%	13%
(-) Brokerage Fee[1]	1%	1%	1%	$ 22	$ 22	$ 25	(0%)	14%
(-) Admin Fee[1]	3%	3%	3%	$ 65	$ 65	$ 74	(0%)	14%
(-) Carrier Fee[1]	8%	8%	8%	$ 173	$ 172	$ 196	(0%)	14%
Underwriting Profit	**40%**	**34%**	**40%**	**$ 868**	**$ 724**	**$ 991**	**(17%)**	**14%**

Indicates Modeled Loss Ratio – CY2019 Calendar Year Actual Loss Ratio ~43%

Note: COVID adjustments based on Q2 2020 cert weightings and high cert case unit economics
(1) Fee based on a % of premium and is contractual
(2) Loss ratio is based on Management estimates for 2019E using performance curves based on June-December 2018 actual loan experience
(3) Premium increase via model change involving vehicle values that results effectively results in higher premiums
(4) Earned premium only slightly lower than base case due to lower prepayments expected on loans leading to slightly more premiums over the life of the loan

45

Illustrative Insurer Economics and Profitability

Insurance Underwriting Profit Share Breakdown Over Loan Lifetime						
Item	Unit Economics			Share	% Change to Historical	
	Unadjusted Unit Economics for COVID Stress or Premium	COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase (1)		COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase (1)
Retained by Carrier	$ 156	$ 131	$ 178	18%	(17%)	14%
Open Lending	$ 626	$ 522	$ 714	72%	(17%)	14%
Third Parties	$ 87	$ 73	$ 99	10%	(17%)	14%

Insurer Unit Economics Over Loan Lifetime								
Item	% of Premium			Unit Economics			% Change to Historical	
	Unadjusted Unit Economics for COVID Stress or Premium	COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase (1)	Unadjusted Unit Economics for COVID Stress or Premium	COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase	COVID Stress Scenario w/o Premium Increase	COVID Stress Scenario w/ Premium Increase (1)
Share of Underwriting Profit	7%	6%	7%	$ 156	$ 131	$ 178	(17%)	14%
Carrier Fee	8%	8%	8%	$ 173	$ 172	$ 196	(0%)	14%
Total Insurer Profit	**15%**	**14%**	**15%**	**$ 329**	**$ 303**	**$ 374**	**(8%)**	**14%**

Note: COVID adjustments based on Q2 2020 cert weightings and high cert case unit economics
(1) Premium increase via model change involving vehicle values that results effectively results in higher premiums

46

47 Business Overview Environment Update Forecast Revision Appendix

48 Transaction Overview Key Transaction Terms Illustrative Post - transaction Ownership (3) Pro Forma Enterprise Valuation at close ($m) Cash Sources and Uses ($m) ▪ Total enterprise value of $1.08bn (1) (7.4x 2021E EBITDA) ▪ $200m of PIPE committed at $10.00 per share anchored by True Wind Capital and several noteworthy and leading fundamental investors ▪ $170m of debt successfully raised, $25m of cash to balance sheet ▪ Management to roll 70% of existing equity ▪ Performance earnout of 23.75m shares to be earned in three tranches at $12.00, $14.00, and $16.00 per share (2) ▪ 50% of Sponsor promote subject to forfeiture through performance - based earnout ▪ Full warrant clean - up Nebula Illustrative Share Price $10.00 Pro Forma Shares Outstanding 93.5 Total equity Value $935 Pro Forma Net Debt 145 Pro Forma Enterprise Value $1,080 Valuation 2021E EBITDA (Midpoint) $146.5 7.4x 2021E EBITDA – Capex (Midpoint) $146.5 7.4x 2021E Free Cash Flow (Midpoint) (5) $64.3 6.9% FCF Yield PF ownership Public Shareholders 27.5m Open Lending 42.6m True Wind Capital (4) 11.9m Third Party PIPE 11.5m Total 93.5m Cash in Trust $275 Cash to Existing Shareholders $585 PIPE Equity Investment 200 Cash to Balance Sheet 25 Debt Facility 170 Fees and Expenses 35 Total Sources $645 Total Uses $645 (1) Net of IPO discount. (2) Selling shareholder performance earnout of 22.5m shares to be earned in three equal tranches at $12.00, $14.00, and $16.00 pe r s hare. Sponsor performance earnout of 1.25m shares to be earned in two equal tranches at $12.00 and $14.00 per share. (3) Capitalization Table assumes $1.08bn total enterprise value at IPO and no redemptions. (4) Excludes 3,437,500 shares held by the Sponsor that will be subject to certain lock - up and forfeiture arrangements pursuant to th e Founder Support Agreement. Shares released to the Sponsor in two equal tranches at $12.00 and $14.00 per share. (5) Free Cash Flow - > defined as EBITDA - Capex - increase in contract assets +/ - change of ASC 606 estimates adjustment – interes t - taxes Open Lending 46% SPAC Shareholders 29% True Wind Capital 13% Third Party PIPE 12%

Publicly Traded Comparable Companies Overview

	High Growth FinTech	Information Services & Risk Analytics	Banking Software	Payments & Transaction Services	Insurance Brokers
Selected peers	Square adyen	Verisk Analytics EQUIFAX TransUnion	TEMENOS jack henry & ASSOCIATES INC. BLACK KNIGHT	FLEETCOR Credit Acceptance GreenSky REPAY wex	goosehead INSURANCE Brown & Brown INSURANCE Erie Insurance
'19E-'21E Revenue CAGR	20.3%	2.5%	4.6%	3.0%	16.5%
2020E EBITDA Margin	37.1%	37.6%	46.5%	43.0%	27.4%
EV / 2021E EBITDA	51.4x	17.0x	20.6x	13.7x	33.7x
EV / 2021E EBITDA - Capex	58.8x	21.3x	24.3x	14.1x	NA
Key considerations on comparability to Open Lending	✓ Similar high, sustainable growth financial profile ✓ Large TAM that is underserved by current providers ✗ Mostly horizontal-focused plays with select vertical focus	✓ Risk analytics businesses that leverage unique datasets ✓ Mix of recurring transaction-based revenue and subscription-based revenue ✗ Lower growth profile	✓ Deeply embedded into workflow of FIs that enable lenders to provide services at lower costs and higher efficiency ✗ Mainly subscription-based revenue model ✗ Lower growth profile	✓ Mainly recurring transaction-based revenue model ✓ Select players provide services to near-prime borrowers with similar end market exposure (auto) ✗ No provider that offers similar growth and margin profile ✗ High growth providers take some measure of balance sheet risk	✓ Models may include contingent commissions based on underwriting results ✓ Revenue tied to placement of insurance and insurance services ✗ Profit share a smaller share of revenue than Open Lending ✗ Do not enjoy the same barriers to entry
Relevance					

Market data as of May 2020. Key metrics denote medians. "2021" multiples for Greensky at IPO represent FY2020 multiples based on IPO estimates.
Source: FactSet, company filings.

49

Increased / Decreased Relevance of Select Comps in a Post-COVID World

Higher Comparability

Company	Verisk	Equifax	TransUnion	Temenos	Jack Henry & Associates Inc.
Core Business	Info Services & Risk Analytics	Info Services & Risk Analytics	Info Services & Risk Analytics	Banking Software	Banking Software
'19-'21 Revenue CAGR	6%	2%	1%	3%	5%
EBITDA Margin '21	48%	33%	40%	49%	33%
Business Mix / Key Verticals	Financial services 7% Energy and specialized markets 22% Insurance 71%	Other 11% Financial 24% Telco 4% Commercial 3% Consumer 6% Mortgage 20% Retail 3% Auto 7% Government 7% Corporate 9% Resellers 6%	Emerging verticals 24% Consumer lending 18% Mortgage 13% Auto 11% Credit cards and payments 11% Insurance 11% Healthcare 12%	• Retail banking • SMBs • Corporate banking • Wealth management	• Capital markets • Insurance • Healthcare • Government / public sector • Manufacturing / utilities • Retail • Commercial loans
Revenue Mix □ Subscription-based / contracted □ Transactional / non-contracted	19% 81%	~20% ~80%	~20% ~80%	~43% ~57%	47% 53%
Additional Considerations	✓ Subscription-based revenue providing resiliency ✓ Core P&C customers expected to be fairly well insulated ✓ Further diversification opportunities in new verticals ✓ Best-in-class EBITDA margin	✓ Data mission-critical for clients, serving as a key part of clients' decisioning workflow ✓ Track-record of resilient performance during crisis (only 6% revenue decline in 2009)	✓ Mission-critical data similar to EFX, but with better track record and LT growth avenues (verticals, products and geo) ✓ Impact on business expected to mainly be focused on 2020 with no medium or long term impact	✓ 43% of revenue is recurring in nature (SaaS and maintenance) ✓ Long-term structural growth drivers remain strong (modernization of banking software) ✓ Flexible cost base helps to protect margins	✓ Subscription-based revenue providing resiliency. In addition ~80% of revenue is recurring in nature ✓ Strong industry fundamentals ✓ Best in class cash conversion ✓ Sells predominantly to credit unions

Market data as of May 2020.
Source: FactSet, company filings.

50

Increased / Decreased Relevance of Select Comps in a Post-COVID World

	Higher Comparability		Limited / No Comparability		
Company	BLACK KNIGHT	REPAY	wex	FLEETCOR	GreenSky
Core Business	Banking Software	Payments for Consumer Lending	Corporate Payments	Corporate Payments	Home Improvement Loans
'19-'21 Revenue CAGR	5%	31%	1%	3%	(5%)
EBITDA Margin '21	49%	45%	44%	58%	27%
Business Mix / Key Verticals	• Mortgage loans • Consumer loans • Real estate • Capital markets	• Personal loans • Automotive loans • Receivables management • Business-to-business	Health and Employee Benefits 19% Travel and Corporate 21% Fleet 60%	Gift 7% Other 8% Lodging 8% Fuel 44% Tolls 13% Corporate payments 20%	• Home improvement (core business)[1] • Elective healthcare
Revenue Mix □ Subscription-based / contracted □ Transactional / non-contracted	24% 76%[2]	100%	12% 88%	11% 89%	100%
Additional Considerations	✓ Accelerated penetration of digital solutions facilitating contactless mortgage origination processes ✓ Rate reduction created more than 14m rate refinance eligible homeowners ✓ Servicing business based on loans outstanding, and therefore less volatile	✓ Digitization of payments expected to accelerate - shift away from cash / checks to ecommerce / credit / debit ✓ Meaningful portion of business is non-discretionary, which should provide resiliency ✓ Large and underpenetrated TAM ✓ De-SPAC transaction	× Exposed to fuel and travel × Customer concentration in Travel segment × High leverage (3.2x[3]) × Financing needs related to pending eNett acquisition, totaling $1.1bn in additional debt	× Exposed to fuel but with more diversified business vs WEX ✓ Limited exposure to travel ✓ Tolls business mainly subscription-based ✓ Lodging mainly related to non-discretionary expenses × Affected by pending lawsuit	× Exposure to pro-cyclical vertical (home improvements) × Credit quality deterioration × More cautious approach from bank partners affecting origination × Risk on closing of $6bn funding arrangement

Market data as of May 2020.

1) Revenue breakdown by vertical not available. However in the 10-K the company indicates "our home improvement vertical is a significant contributor to our overall revenue"
2) Subscription-based revenue represents software and hosting solutions revenue
3) Based on latest reported net debt over updated (last 3 weeks) 2020 EBITDA estimate

Source: FactSet, company filings.

51

Publicly Traded Comparable Companies – Operational Benchmarking

$bn	Share price	Market cap ($bn)	EV ($bn)	EV/EBITDA 2020E	EV/EBITDA 2021E	EV/ (EBITDA-Capex) 2020E	EV/ (EBITDA-Capex) 2021E	EBITDA CAGR '19E-21E	Gross margin 2020E	Gross margin 2021E	EBITDA margin 2020E	EBITDA margin 2021E
Information Services & Risk Analytics												
Verisk Analytics	153.45	25.6	28.7	22.6	20.4	28.4	24.5	7.2%	64.3%	64.5%	46.2%	48.4%
Equifax	137.89	16.9	20.1	18.5	16.5	26.1	21.3	1.8%	56.4%	58.8%	30.3%	33.1%
TransUnion	77.04	14.9	18.3	19.2	17.0	24.2	21.1	0.7%	67.4%	70.0%	37.6%	39.8%
Median				**19.2x**	**17.0x**	**26.1x**	**21.3x**	**1.8%**	**64.3%**	**64.5%**	**37.6%**	**39.8%**
Banking Software												
Temenos	130.14	9.5	10.5	24.6	21.0	31.0	25.9	12.5%	85.8%	87.3%	46.5%	48.5%
Jack Henry	158.50	12.2	12.1	22.5	20.6	24.5	NA	6.0%	42.1%	43.3%	32.0%	33.0%
Black Knight	69.73	10.6	11.8	20.3	18.8	24.8	22.7	3.9%	39.1%	38.3%	49.8%	48.8%
Median				**22.5x**	**20.6x**	**24.8x**	**24.3x**	**6.0%**	**42.1%**	**43.3%**	**46.5%**	**48.5%**
Payments & Transaction Services												
FleetCor Technologies	232.83	20.6	23.4	16.1	14.3	17.1	15.0	4.2%	91.8%	91.6%	57.1%	58.2%
Credit Acceptance Corporation	301.80	5.6	10.0	NA	NA	NA	NA	NA	NA	NA	NA	NA
WEX	127.20	5.6	7.9	11.8	10.3	13.8	12.0	3.0%	62.9%	60.0%	42.6%	43.6%
GreenSky	4.29	0.8	0.9	8.7	7.0	9.4	7.5	(11.1%)	86.3%	63.7%	30.9%	27.2%
GreenSky at IPO	24.24	4.6	4.4	17.0	13.7	17.5	14.1	21.8%	63.5%	61.3%	45.1%	44.8%
Repay Holdings	17.46	1.1	1.5	22.8	18.3	23.0	18.3	30.0%	77.0%	75.4%	43.4%	44.9%
Median				**16.1x**	**13.7x**	**17.1x**	**14.1x**	**4.2%**	**77.0%**	**63.7%**	**43.4%**	**44.8%**
Insurance Brokers												
Brown & Brown	35.06	9.9	11.3	15.4	14.7	NA	NA	3.2%	NA	NA	29.9%	29.7%
Erie Indemnity	172.44	9.1	8.8	NA	NA	NA	NA	NA	NA	NA	NA	NA
Goosehead	57.46	2.2	2.2	86.1	52.6	NA	NA	53.7%	NA	NA	24.9%	32.0%
Median				**50.7x**	**33.7x**	**NA**	**NA**	**NA**	**NA**	**NA**	**27.4%**	**30.8%**
High Growth FinTech												
Square	63.00	29.9	29.2	81.3	50.7	NM	60.9	17.6%	87.8%	90.1%	15.7%	18.9%
Adyen	987.08	30.0	28.1	77.2	52.1	84.2	56.7	32.5%	NM	NM	58.5%	63.4%
Median				**79.3x**	**51.4x**	**84.2x**	**58.8x**	**25.0%**	**87.8%**	**90.1%**	**37.1%**	**41.1%**
Overall Median				**20.3x**	**18.3x**	**24.3x**	**21.2x**	**6.0%**	**65.8%**	**64.1%**	**42.6%**	**43.6%**
Overall Min				**8.7x**	**7.0x**	**9.4x**	**7.5x**	**(11.1%)**	**39.1%**	**38.3%**	**15.7%**	**18.9%**
Overall Max				**86.1x**	**52.6x**	**84.2x**	**60.9x**	**53.7%**	**91.8%**	**91.6%**	**58.5%**	**63.4%**

Market data as of May 2020. Key metrics denote medians. "2020" and "2021" multiples, and margins for Greensky at IPO represent FY2019 and FY2020 multiples based on estimates following IPO.
Source: FactSet, company filings.

52

53 0.2x 1.5x 1.4x 3.4x 5.8x 2.5x 1.7x 3.6x 1.9x 1.3x NA 0.9x 0.2x 0.7x 0.9x 3.0x NA 1.9x 7.4x 60.9x 56.7x 24.5x 21.3x 21.1x 25.9x NA 22.7x 15.0x NA 12.0x 7.5x 14.1x 18.3x NA NA NA 7.4x 50.7x 52.1x 20.4x 16.5x 17.0x 21.0x 20.6x 18.8x 14.3x NA 10.3x 7.0x 13.7x 18.3x 14.7x NA 52.6x Publicly Traded Comparable Companies - Valuation Benchmarking EV / 2021E EBITDA EV / (2021E EBITDA – Capex) At IPO Growth Adjusted EV / 2021E EBITDA (1) Verisk Analytics TransUnion Equifax Temenos Jack Henry Black Knight FleetCor Technologies WEX Brown & Brown Erie Indemnity Goosehead Square Adyen R² = 0.8831 0.0x 10.0x 20.0x 30.0x 40.0x 50.0x 60.0x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% EV / 2020E EBITDA 2019E - 2021E Revenue growth High Growth FinTech Information Services & Risk Analytics Banking Software Payments & Transaction Services Insurance Brokers Comparables Median: 18.3x Comparables Median: 21.2x Comparables Median: 1.7x Market data as of May 2020. GreenSky at IPO represents valuation at June 2018. “2021” multiples for Greensky at IPO represent FY2020 multiples based on IPO estimates. EBITDA estimates reflective of estimates updated since mid - March 2020, or since earnings release where applicable. (1) Defined as EV / 2021E EBITDA over percentage Revenue growth 2020E - 2021E. (2) OpenLending multiples assume midpoint of low and high forward guidance scenarios, and no capex Source: FactSet, company filings. At IPO At IPO (2) (2) (2)

54 EV / 2021E EBITDA vs. 2019 - 2021E Revenue Growth Verisk Analytics TransUnion Equifax Temenos Jack Henry Black Knight FleetCor Technologies WEX Brown & Brown Goosehead Square Adyen R² = 0.902 0x 10x 20x 30x 40x 50x 60x 70x 0% 5% 10% 15% 20% 25% 30% 35% EV / 2021E EBITDA 2019E - 2021E Revenue growth High Growth FinTech Information Services & Risk Analytics Banking Software Payments & Transaction Services Insurance Brokers Regression Analysis Shows Considerable Premium for Revenue Growth Clear linear relationship between valuation and forward revenue growth Open Lending’s metrics are best - in - class relative to peer set Public markets pay a material premium for companies with 20%+ growth Market data as of May 2020. Excludes GSKY and RPAY as outliers, and CACC and ERIE for lack of estimates. For Open Lending, a ssu mes 2021 revenue growth of 40% and EBITDA margin of 72.5%, at midpoint of guidance. This Presentation includes our estimates of certain financial metrics had they been prepared in accordance with ASC 606 and a re based on our historical audited financials that have been prepared in accordance with ASC 605. Our actual financial metrics when prepared and audited in accordance with ASC 606 standards may differ from the fina nci al metrics included in this Presentation. Source: FactSet, company filings.

55 Additional Financial Information

56 Open Lending has a significant covenant cushion Leverage Ratio Relative to Maximum Covenant Levels Estimated Covenant Net Leverage as of Q1 2020 (1) Total Net Leverage Ratio allowable on or after June 30, 2020 to June 30, 2021 Preliminary Net Leverage Ratio Estimate Per Covenant 3.11x Relevant Covenant Maximum Ratio (1) 4.75x Difference between Current and Maximum Leverage Ratio 1.64x

57 EBITDA Reconciliation of Net Income to Consolidated Adjusted EBITDA $ in 000 For Year Ended December 31, 2019 Net Income $ 62,544 Less Non-GAAP adjustments: Interest Expense $ 322 Income taxes $ (30) Deprecation expense $ 105 Unit-based compensation $ 1,984 Total Adjustments $ 2,381 Adjusted EBITDA $ 64,925 Total Net Revenue $ 92,847 Adjusted EBITDA margin 69.9%

58 Recession Supplement

59 43.6 42.7 44.1 42.6 41.4 36.1 35.6 36.9 36.9 37.6 35.8 36.2 37.3 38.6 39.2 40.4 16.6 16.9 17.0 16.5 16.1 13.2 10.4 11.6 12.7 14.4 15.5 16.5 17.4 17.5 17.1 17.2 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Used Car Sales New Car Sales Source: Bureau of Economic Analysis, Automotive News, Liveaboutit.com (1) Used/New car sales data collective from https://ww.autonews.com/used - casrs/6 - used - vehicle - trends - weatch - 2019 , https://www.liveabout.com/used - car - sales - figures - 3308387?print Annual used vehicle sales remained relatively stable during the last recession, used declined by 11%, new by 25%+; the used c ar market performs well, particularly in contrast to the new car market, which is more exposed to economic cycles (All figures in mm) Represents Economic Recession “Used vehicle sales at franchised dealerships have also increased six consecutive years, according to NADA. The percentage in cre ases were much smaller than for new vehicles, but that is to be expected for a market that is much more stable over the economic c ycl e and that declined less than half as much as new vehicles during the recession.” - Manheim 2016 Used Car Market Report USED VEHICLE SALES IN THE U.S. (1) Resiliency of Consumers

60 80 90 100 110 120 130 140 150 Manheim Used Vehicle Value Manheim Used Vehicle Value Index Lenders’ Protection is designed around an important asset, the automobile, which has a liquid resale market used to payoff all or a majority of loan balances throughout the life of a loan Rapid recovery to higher values than prior to crisis Significant drop during height of the crisis Even in the worst financial crisis in decades, after the initial shock, used vehicle values recovered to above pre - crisis levels within a year Source: Manheim Residual Value for Used Cars

61 Diverse Borrower Base Across the United States (1) Certificates data as of 5/5/2020, representing currently open Lenders Protection loans Open Lending serves customers in all 50 states and is geographically diversified Distribution of Active Portfolio (1)

62 Underlying Modeling Detail

COVID-19 Adjusted Profit Share Unit Economics

Cohort Insurance Profit Share Unit Economics Adjustments (1)



Reduction as a result of increase to forecasted default frequency and severity through 2020 and 2021
Model adjustments that effectively increased premium were not implemented broadly until start of April
-18%
14%
20%
27%
22%
15%
7%
0%
Forecasted model adjustments in full effect through 2020
Increasing profit share unit economics due to waning of COVID-19 induced impact to default frequency and severity
Forecasted model reflects a reversion of profit share unit economics back to PRE-COVID-19 state
While default frequency and severity begins to normalize, model changes that impacted premium are also assumed to revert back to pre-COVID levels
Q1 20
Q2 20
Q3 20
Q4 20
Q1 21
Q2 21
Q3 21
Q4 21

While COVID-19 is expected to negatively affect unit economics at the onset, increased premiums are implemented, driving unit economics higher, relaxing to pre-COVID unit economics throughout 2021

(1) Q1 2020 unit economics includes stress effects before premium adjustment; Premium increase via model change involving vehicle values that results effectively results in higher premiums.
Adjustment based on curves with stress variance from base through 2021 and then reverting back to unadjusted for 2021 forecasts throughout 2021.
Premium increase via model change involving vehicle values that results effectively results in higher premiums .
Unadjusted unit economics based on management forecast for 2020 weighted by high forecasted cert case by quarter.

63

64 0% 5% 10% 15% 20% 25% 30% Default Frequency Unadjusted Default Frequency Forecasted Scenario Downturn Impact on Monthly Calendar Metrics Loss Ratio (3) Severity Impact ($) (2) Default Frequency Per Earned Contract (1) 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% Loss Cost Unadjusted Loss Cost Forecasted $ 5,000 $ 5,500 $ 6,000 $ 6,500 $ 7,000 $ 7,500 $ 8,000 $ 8,500 Average Loss Unadjusted Average Loss Forecasted Note: Charts above are based entirely on severity forecast projections conducted by third - party consultants with input from Ope n Lending Management. (1) Default Frequency = Number of Defaults / Earned Contract Count. Earned Contract Count represents the sum of the default expos ure of all active contracts in the calendar month. Default exposure is not proportional to time and is allocated based on historic patterns. (2) Severity represents insured loss per defaulted loan. (3) Loss Ratio = Earned Premium Per Loan / Losses Per Loan, based on calendar month.

65 Sample Loan Default and Claim Scenario

66 Customized Lender Pricing to Achieve Target Yield Default Freq – 15% Prepay Freq – 37% Default Freq – 20% Prepay Freq – 37% Default Freq – 23% Prepay Freq – 38% Sample Lender Rate Table Example Lender Inputs For Illustrative Purposes Only. Estimates applied for purposes of illustration.

67 Open Lending Helps Lenders Grow Profitably Typical Financial Institution Lenders Protection expands the ranges of credit scores and loan - to - value (LTV) where lenders can underwrite loans allowing them to increase application flow Average Financial Institution Advance Additional Advance with For Illustrative Purposes Only. Estimates applied for purposes of illustration.

68 Sample Loan Default and Claim Scenario Loan Balance at Time of Claim Vehicle Value at Time of Claim Greater of: (A) Amount Realized from Sale of Vehicle (B) 80% NADA Trade or KBB Wholesale Financial Institution Loss without Lenders Protection Claim Payment (Plus 60 days interest) Financial Institution Loss with Lenders Protection $10,000 $4,000 $3,400 A=Sale Amt $3,200 B=80% $6,600 $6,600 $0 $10,000 $4,000 $2,000 A=Sale Amt $3,200 B=80% $8,000 $6,800 $1,200 Repossess and sell the vehicle ABOVE 80% book value Repossess and sell the vehicle BELOW 80% book value (1) Rules Example (1) Uninsured Losses can be priced for using our Custom Risk Based Pricing Tool. For Illustrative Purposes Only. Estimates applied for purposes of illustration.